Cytta Corp. Announces Definitive Merger Agreement With EraStar, Inc.

Cytta Files Material Definitive Agreement Form 8-K With U.S. Securities and Exchange Commission

LAS VEGAS, NV--(Marketwired - Sep.12, 2014) - Cytta Corp. (OTCQB: CYCA) is extremely pleased to announce that it has executed its definitive merger agreement with Las Vegas based EraStar, Inc.

EraStar, Inc., is a rapidly growing and dynamic marketing company based in Las Vegas, Nevada offering a broad spectrum of services, including marketing for public institutions, public relations services, product marketing, business development consulting, prospect lead generation, and much more. As a result of combining EraStar's world class operations, management, marketing and logistics team with the existing Cytta technology team, the combined company will be uniquely positioned to continue servicing existing clientele as well as introducing Cytta technologies to a much broader U.S. marketplace. EraStar/Cytta will apply its services and seek acquisitions specifically in the booming medical and technology sectors. We have already identified several companies and vertical markets with unique opportunities and/or breakthrough technologies that will be perfect candidates for our business. EraStar/Cytta will seek to provide cost efficient technical strategies that will create superior healthcare outcomes for physicians and patients globally. EraStar intends to accelerate its medical consulting and med-tech acquisition business segment, as well as identify and evaluate additional med-tech acquisition potentials. Lastly, EraStar intends to diversify and expand its other divisions, markets and clientele to possibly include real estate, entertainment, oil and gas, logistics, and more.

Prior to the merger agreement, as of August 26th, 2014, there were 30,635,324 shares of Cytta common stock outstanding, with about 3.9 million in the public float. Under the terms of the definitive merger agreement filed with the U.S. Securities and Exchange Commission, Cytta will be immediately issuing approximately 27,528,000 restricted shares of common stock to EraStar. The combined entity will then reflect an approximate total of 58,388,124 common shares issued and outstanding. Management, Officers and Founders of EraStar will be issued 500,000 Preferred Cytta shares that are subject to stringent three year employment agreements, three year earn-outs, and strict vesting guidelines. There is no public trading exchange, nor any plans to create a public marketplace for the Cytta/ EraStar preferred stock. EraStar founders and management has elected to receive this class of shares to show a long term commitment to building shareholder value and equity while keeping Cytta common shares minimal during its anticipated rapid growth cycle over the next 36 months.

Gary Campbell, CEO of Cytta stated “We are extremely pleased to announce this milestone event today in Cytta history. We have worked tirelessly for years to bring our breakthrough "Cytta Connect™ solution to the marketplace. The day is now upon us; Cytta Connect™ delivers real time, accurate health and wellness data as well as other remote location information utilizing any manufacturers’ monitoring device through the Android Smartphone platform to any existing or customized Electronic Biometric Record (EBR) or Industrial Data Repository (IDR) platform. Since our announcement on July 10, 2014 of our proposed merger with EraStar, Inc., we have made great strides toward full commercialization of our products. Our newly combined companies simply give us an exponential advantage in speed to market and the beginning of potentially significant recurring revenues. Furthermore, I am proud to work with the great team of professionals at EraStar on their rapidly expanding services. I have three decades of experience and have assisted in the formation, operation and financing of numerous public and private companies within the U.S. and internationally. My extensive background and skills are a perfect match for the EraStar team as we embark on a multiyear mission to create sustainable and substantial revenue, earnings and value for all of our collective Cytta and EraStar shareholders."

Steffan Dalsgaard, CEO of EraStar, stated: "We are very pleased to enter into the definitive merger agreement with Cytta. Although Cytta stock currently trades on the fully reporting, FINRA and SEC compliant ‘OTCQB' market place, we aspire to file for and seek a listing on a more senior exchange, such as the prestigious NYSE (New York Stock Exchange) as soon as possible. Such a listing will then make our stock more visible, attractive and suitable to Institutions and Portfolio Managers who currently are limited in their ability to select OTC listed stocks. Our entire team is thrilled to join forces with Cytta. “

About EraStar, Inc.

EraStar, Inc. is a dynamic Las Vegas based marketing business that offers the following services: Comprehensive Marketing Strategies for Public and Private Institutions, Public Relations and Media Activities, Product Marketing, Support Services, Business Development Consulting, and Lead Generation. EraStar currently provides services to variety of clients in a number of industries nationwide.

About EraStar Medical, Inc.

EraStar Medical Inc. (EMI) is a sub division; Nevada Corporation of EraStar Inc. a dynamic Las Vegas based marketing business. EraStar Medical Inc. creates a structure within its parent company that allows management to apply their advisory services and med-tech acquisitions specifically in the booming med-tech sector. EMI’s connectivity and analytics platform provides predictive and intelligent clinical knowledge across the spectrum of individualized health and wellness care. EraStar Medical seeks to provide cost efficient technical strategies that will create superior healthcare outcomes for physicians and patients globally.

About Cytta Corp.

Cytta Corp. is an open source remote monitoring ubiquitous connectivity platform known for its highly scalable and secure Healthcare telehealth solutions. In addition to the Doctor Direct program, we are now offering the Cytta Connect technology to the Oil & Gas industry that will make available our remote data capture highway that connects monitoring devices seamlessly to a cloud-based data repository. Our remote data capture system works over our Special Purpose Network utilizing 4G LTE AT&T domestic and international SIMS, a proprietary smartphone based, Mobile, Satellite, and WiFi open source platform, and cloud-based data repository. The CyttaConnect technology automatically connects all remote monitoring devices to Cytta's cloud-based data repository creating real time communication for the Healthcare/Telehealth and Oil & Gas industries.

Safe Harbor Statement/ Forward-Looking Statements

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, the impact of any product liability or other adverse litigation, working capital and availability of capital, commercialization and technological difficulties, the impact of actions and events involving key customers, vendors, lenders, competitors, and other risks. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms "anticipate", "believe", "estimate", "expect", "may", "objective", "plan", "possible", "potential", "project", "will", and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward looking statements, whether as a result of future events, new information, or otherwise.

Contact:

Cytta Corp.
Mr. Gary Campbell, CEO
Office (702) 307-1680
Email: Gary@Cytta.com
Website: www.Cytta.com
info@Cytta.com

EraStar, Inc.
Ms. Vanessa Luna, COO
Las Vegas, NV
702 480 9800 office
admin@EraStar.com

Website: www.erastar.com